SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                        AMERICAN COMMERCE SOLUTIONS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
                        AMERICAN COMMERCE SOLUTIONS, INC.
                               1400 CHAMBER DRIVE
                                BARTOW, FL 33831

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Tuesday, December 17, 2002

                             -----------------------

To the Shareholders of AMERICAN COMMERCE SOLUTIONS, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of AMERICAN COMMERCE SOLUTIONS, INC. will be held at the offices of the Company, 1400 Chamber Dr., Bartow, FL on Tuesday, December 17, 2002 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

     1. To elect a Board of three Directors two to serve a two year term and one to serve a one year term until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1995 Stock Option Plan which would increase the number of shares eligible for issuance under the Plan by 1,500,000 shares to 3,500,000 shares.

     3. Elect Pender Newkirk and Company as auditors for the period ending February 28, 2003.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on November 25, 2002 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

                                    By order of the Board of Directors

                                    Daniel L. Hefner
                                    Secretary

November 25, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                        AMERICAN COMMERCE SOLUTIONS, INC.
                                1400 CHAMBER DR.
                              BARTOW, FLORIDA 33830

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

     The accompanying proxy is solicited by the Board of Directors of American Commerce Solutions, Inc. (the "Company"), for the use at the Annual Meeting of Stockholders to be held on Tuesday, December 17, 2002 and any adjournments thereof.

PROXY SOLICITATION AND EXPENSE

     Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted as specified, or if no instructions are given, will be voted in favor of the proposals described herein. Proxies may be revoked at any time prior to being voted by written notice to the Secretary of the Company. Solicitation of proxies may be made by personal interview, mail, telephone, telegraph, telefax or e-mail by directors, officers and employees of the Company. The expense of soliciting proxies will be borne by the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock. The approximate date on which this Proxy Statement and the accompanying proxy form will first be mailed to stockholders is December 7, 2002.

OUTSTANDING VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only stockholders of record at the close of business on November 25, 2002 will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had outstanding 17,999,344 shares of Common Stock, $.002 par value, exclusive of treasury shares. Each holder of the Company's Common Stock will be entitled to one vote for each share held. In addition, there were 102 shares of Mandatorily Convertible Series A Preferred Stock outstanding, each of which is entitled to 1,289 votes, additionally, there are 3,609 shares of Series B 6% Cumulative Convertible Preferred Stock outstanding, 3,207 of which is entitled to 200 votes and 402 that were entitled to 1,000 votes each. The holders of the Series B Preferred Stock, as a class, shall be entitled to elect one (1) director, and the holder of all other voting stock, as a class, shall be entitled to elect the remaining members of the Board. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on each particular matter to be considered at the meeting will constitute a quorum for the purpose of considering such matters.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Shares represented by the enclosed proxy will, unless otherwise directed, be voted to elect the nominees listed below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event of a vacancy in the list of nominees, the holders of the enclosed proxy will vote for the election of a nominee acceptable to the remaining nominees. Management is not aware of any person who is unable or unwilling to stand for election or to serve if nominated.

Name of Nominee          Age      Position with Company
---------------          ---      ---------------------
Frank D. Puissegur       43       Chief Financial Officer and Director

Robert E. Maxwell        67       Chairman of the Board and Director

Daniel L. Hefner         52       Chief Executive Officer, President and
                                  Director

     Robert E. Maxwell, Chairman of the Board and Director. He has served the Company as a Director since June 2000. He is currently the Chief Operating Officer of International Machine and Welding, Inc. He was formerly the owner operator of Florida Machine and Welding, Inc. located in Bartow, Florida for the past 25 years until the sale of its assets in June 2000. During the past 33 years Mr. Maxwell also operated Florida Equipment and Service, Inc., which grew, under his leadership to become one of the largest independently owned construction equipment sales and service organizations in the South. He began his career in engineering and heavy equipment maintenance with U.S Agri-Chemicals Corporation, a major phosphate and chemical producer. Mr. Maxwell has resided in Polk County, FL for 55 years.

     Daniel L. Hefner, Chief Executive Officer, President and Director. Mr. Hefner has served the Company as a Director since June 2000, as CEO since March 2002, as interim President from June 2001 through February 2002 and is currently President since October 2002. He currently serves as President of International Machine and Welding, Inc., Subsidiary of American Commerce Solutions, Inc.

     He also serves as President of International Commerce and Finance, Inc.. Mr. Hefner has been active for the past twelve years as an independent onsultant to individuals and business seeking to begin operations or to create turnarounds of existing business. During the same period Mr. Hefner has also operated his own independent real estate brokerage operation where he served as President and Chief Executive Officer. During 1999 Mr. Hefner was Chief Operating Officer for Chronicle Communications, Inc. (OTCBB:CRNC), a Tampa based printer.

     Frank D. Puissegur, Chief Financial Officer and Director. Mr. Puissegur joined the Company in June 2001 as Chief Financial Officer and Director. He became a certified public accountant with his certificate from the State of Florida and the creation of a sole practitioner office in 1982. The practice grew and has evolved into its current form as the partnership Puissegur, Finch, and Slivinski, P.A., a full service accounting firm. He is a member of the American and Florida Institutes of Certified Public Accountants and the National and Polk County, FL Estate Planning Councils. The American Institute of Tax Studies has awarded Mr. Puissegur the designation of certified tax professional. He also holds the designation from the State of Florida as a Certified Family Mediator.

     The terms of office of MSSRS Maxwell and Hefner shall be from the time of election until the second annual meeting of stockholders and Mr. Puissegur is from the time of election until the next annual meeting of stockholders and until their respective successors are elected and qualified as provided in the Bylaws of the Company.

     The Company does not have a standing audit or nominating committees. Upon the election of the Directors listed in this Proposal No. 1, the Company requires that the new Board will form such committees.

     Each incumbent director has attended 100% of the meetings during their term of service in the 2002 fiscal year.

                                 PROPOSAL NO. 2

     In January 1995, the Board of Directors adopted the JD American Workwear, Inc. 1995 Stock Option Plan (the "Plan") and 500,000 shares of Common Stock were reserved for issuance hereunder. In January 1996, the Plan was amended to reflect the Company's two-for-one reverse stock split; accordingly, the total number of shares that are currently authorized for issuance under the Plan is 250,000 shares. As of February 28, 1998, all 250,000 of these shares have been issued or are subject to issuance upon exercise of presently exercisable options.

     On March 27, 1998, the shareholders of the Company approved an amendment to the Plan, which would increase the number of shares available under the 1995 Stock Option Plan from 250,000 shares to 750,000 shares. On December 15, 2000 the shareholders of the company approved an amendment to the Plan that increased the Plan's authorized shares from 750,000 to 2,000,000 all shares have been issued and no options are outstanding.

                      SUMMARY OF THE 1995 STOCK OPTION PLAN

     The Plan, adopted by the Company's Board of Directors in February 1995 and by the stockholders in July 1995, provides for the issuance of options ("Options") to employees, officers and, under certain circumstances, directors of and consultants to the Company ("Eligible Participants").Options granted under the plan may be either "incentive stock options" ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options" ("NQSOs"). The Plan does not provide for the issuance of stock appreciation rights but does permit the granting of restricted stock and deferred stock awards. A total of 750,000 shares of Common Stock are currently reserved for issuance under the Plan,; however, as of January 17, 2000, 514,000 shares reserved for issuance under the Plan have been issued or are issuable upon exercise of presently exercisable options. The Plan is presently administered by the Board of Directors, however, upon the election of directors set forth in Proposal No. 1, above, it is anticipated that the Board of Directors will grant the newly elected Compensation Committee of the Board of Directors sole discretion and authority, consistent with the provisions of the Plan, to select the Eligible Participants to whom Options may be granted under the Plan, the number of shares which will be covered by each Option and the form and terms of the agreement to be used. All employees and officers of the Company (except for members of the Committee) are eligible to participate in the Plan. Directors are eligible to participate only if they have been declared to be "eligible directors" by resolution of the Board of Directors. Members of the Committee are not Eligible Participants. At November 25, 2002, approximately 20 persons were eligible to receive ISOs under the Plan. The Plan anticipates a significant increase in the number of qualified employees during the next fiscal year.

     Options. The Compensation Committee is empowered to determine the exercise price of Options granted under the Plan, but the exercise price of ISOs must be equal to or greater than the fair market value of a share of Common Stock on the date the Option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The exercise price of NQSOs granted under the Plan must not be less than 85% of the fair market value of the Common Stock on the date the Option is granted. The Committee has the authority to determine the time or times at which Options granted under the Plan become exercisable, but the Options expire no later than ten years from the date of grant (five years with respect to Optionees who own at least 10% of the outstanding Common Stock of the Company). The Options are non-transferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

     There was one grant of Options under the Plan during fiscal 2002, 125,000 shares each were granted to two directors. No options remain outstanding at November 25, 2002.

VOTE REQUIRED

     In order for this Proposal to be approved, a majority of all outstanding shares of Common Stock voting as a class and a majority of all votes entitled to be cast at the Shareholders Meeting must be voted in favor of such amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, The Board of Directors recommends to its shareholders that they vote "FOR" this proposal. Unless otherwise directed, proxies will be voted for the adoption of the amendment.

                                 PROPOSAL NO. 3

                     ELECTION OF PENDER NEWKIRK AND COMPANY.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL

     The Board of Directors seeks to elect Pender Newkirk and Company as independent auditors for the year ending February 28, 2003.

VOTE REQUIRED

     In order for the Proposal to be approved, a majority of all outstanding shares entitled to be cast at the Shareholders Meeting must be voted in favor of such amendments.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors recommends to its shareholders that they vote "FOR" the proposal. Unless otherwise directed, proxies will be voted for the adoption of the amendments.

                                   MANAGEMENT

     The following is a list of the Company's executive officers, their ages and their positions and offices:

Name                     Age      Position with Company
----                     ---      ---------------------
Robert E. Maxwell        67       Chairman of the Board and Director

Daniel L. Hefner         52       Chief Executive Officer,President and Director

Frank Puissegur          43       Chief Financial Officer and Director

     Mr. Maxwell's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Hefner's biography is included above under Proposal No. 1 -- Election of Directors.

     Mr. Puissegur's biography is included above under Proposal No. 1 - Election of Directors.

     All officers hold office at the pleasure of the Board of Directors. See "Executive Compensation - Employment Agreements" below. None of the Company's executive officers has a family relationship with any Director or other executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary for the fiscal years ended February 28, 2002 and February 28, 2001, and February 29, 2000, respectively, of the cash and non-cash compensation awarded, paid or accrued, by the Company to the President and CEO collectively, the "named executive officers"). The Company at no time during the last three fiscal years had more than one named executive officers that earned annual compensation of $100,000 or more.

                           SUMMARY COMPENSATION TABLE

                                    Long-Term
                                  Compensation
                                  Compensation      Options by      Annual
Name and              Fiscal    ----------------      No. of       All Other
Principal Position     Year     Salary    Bonus       Shares     Compensation
-------------------   ------   --------   ------    ----------   ------------
Daniel L. Hefner       2002    $ 67,600     --        300,000         --
President and CEO

Steven D. Smith        2002    $ 15,000     --          --            --
President

David N. DeBaene,      2001    $ 87,500     --          --            --
President              2000     145,000     --          --            --

     The Company signed an employment agreement with Daniel L. Hefner on June 1, 2000 containing a base salary of $60,000; a minimum cash bonus of $15,000 pear year and an annual increase of 4% of the base pay. Stock options are granted on the signing and on June 1 of each contract year at the rate of 100,000 common share equivalents. The contract also provides for a $750 per month car allowance and the payment of all insurance, fuel and maintenance costs and all perquisites related to health, dental, life or disability as may be offered to the executive management staff.

     The Company signed an employment agreement with Steven D. Smith on December 15, 2000 containing a base salary of $60,000; a minimum cash bonus of $15,000 pear year and an annual increase of 4% of the base pay. Stock options are granted on the signing and on June 1 of each contract year at the rate of 100,000 common share equivalents. The contract also provides for a $750 per month car allowance and the payment of all insurance, fuel and maintenance costs and all perquisites related to health, dental, life or disability as may be offered to the executive management staff. Mr. Smith resigned June 1, 2001.

     Under his employment agreement Mr. DeBaene was entitled to be paid at a rate of $150,000 per annum plus the previous deferrals from fiscal year 2000. Mr. DeBaene elected to continue the deferrals of the previous year and deferred approximately an additional $50,000 from his fiscal 1999 salary. Mr. DeBaene forfeited all salaries owed at his resignation.

     The Company does not have any annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any executive officers are entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance units or other forms or compensation are paid. Executive officers who qualify will be permitted to participate in the Company's 1995 Stock Option Plan, which was adopted in February 1995. See "Stock Option Plan." Executive officers may participate in group life, health and hospitalization plans if and when such plans are available generally to all employees. Mr. DeBaene resigned December 15, 2000.

EMPLOYMENT AGREEMENTS

     The Company signed an employment agreement with Daniel L. Hefner on June 1, 2000 containing a base salary of $60,000; a minimum cash bonus of $15,000 pear year and an annual increase of 4% of the base pay. Stock options are granted on the signing and on June 1 of each contract year at the rate of 100,000 common share equivalents. The contract also provides for a $750 per month car allowance and the payment of all insurance, fuel and maintenance costs and all perquisites related to health, dental, life or disability as may be offered to to the executive management staff.

     The Company signed an employment agreement with Steven D. Smith on December 15, 2000 containing a base salary of $60,000; a minimum cash bonus of $15,000 pear year and an annual increase of 4% of the base pay. Stock options are granted on the signing and on June 1 of each contract year at the rate of 100,000 common share equivalents. The contract also provides for a $750 per month car allowance and the payment of all insurance, fuel and maintenance costs and all perquisites related to health, dental, life or disability as may be offered to the executive management staff. Mr. Smith resigned June 1, 2001.

     Effective as of March 1, 1995, the Company entered into an employment agreement with David N. DeBaene as Chairman and President. The agreement is for a base term of five years and is thereafter renewable for additional periods of three-years, unless the Company gives notice to the contrary. In accordance with his agreement with the Company, Mr. DeBaene's first year base salary was $65,000, increasing annually thereafter in $20,000 increments. In addition, Mr. DeBaene is entitled to receive an annual cash bonus based upon a percentage of the Company's pre-tax income for each fiscal year in accordance with a sliding scale schedule contained in the agreements. No bonus is payable unless and until the Company earns pre-tax income in excess of $5 million. The agreement also provides for certain non-competition and non-disclosure covenants of the executive and for certain Company paid fringe benefits such as disability insurance and inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as the Company shall adopt them.

     The agreement provides for the payment of severance compensation of $250,000 in the event that at any time during the term thereof, the agreement is terminated by the Company without cause, or terminated by the employee due to a change in control. The Company believes that the change in control provisions in this agreement may tend to discourage attempts to acquire a controlling interest in the Company and may also tend to make the removal of management more difficult; however, the Company believes such provisions provide security and decision-making independence for its executive officers.

     On January 1, 2000, the prior agreement was cancelled and a new contract signed providing for a five-year term expiring on December 31, 2004. The contract automatically renews in five years absent any notice 180 days prior to the end of the term. The base salary of $150,000 increases on each anniversary at a rate of 13% over the prior year's salary. Mr. DeBaene was granted 25,000 options upon signing at an exercise price of $1.59, which was in excess of the $1.30 price per share on the nearest trading date to the signing of the contract. The contract further provides for bonuses on the net pre-tax profits of the Consumer Products Division at 4% of the profit of the division if the profit is less than $2,500,000 and increasing ratably to a maximum of 10% if the profit exceeds $5,000,001.

     The contract also provides for certain payments in the event Mr. DeBaene is terminated without cause or a change in control or position occurs that Mr. DeBaene has not agreed to. These payments would require the remaining term of the contract to be paid upon termination and the repurchase by the company of all outstanding stock owned by Mr. DeBaene.

     The contract was amended on June 1, 2000 reducing the salary to $60,000 annually and waiving all the additional contract terms described above. The contract was reduced to two years in duration and called for a four percent annual increase. Mr. DeBaene resigned December 15, 2000.

DIRECTOR COMPENSATION

     The Directors of the Company are elected annually and have historically served until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified. Directors of the Company who are not employees or consultants do not receive any compensation for their services as members of the Board of Directors, but are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors may be removed with or without cause by a vote of the majority of the stockholders then entitled to vote.

COMPENSATION COMMITTEE

     The Company has a standing compensation committee consisting of MSSRS. Maxwell, Puissegur and Hefner. Upon the election of the Directors listed in this Proposal No. 1, the Company anticipates that the new board will change the members of the committee and include independent outside members. The Board of Directors reviews and approves and/or ratifies all compensation of officers, employees and consultants, including the granting of options under the Company's 1995 Stock Option Plan.

STOCK OPTION PLAN

     See Summary of 1995 Stock Option Plan under "Proposal No. 3" above.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (individual grants)

     There was one grant, each of 125,000 stock options to Messrs Hefner and Maxwell in fiscal 2002.

OPTION REPRICING

     Not applicable.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     No directors other than those identified above as members of the Compensation Committee served on that Committee during the last completed fiscal year. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 25, 2002 certain information regarding the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, and (iii) all of the Company's executive officers and directors as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual ownership or voting power at any particular date.

Name and Address                   Amount and Nature of         Percentage
or Number in Group                 Beneficial Ownership          of Class*
------------------                 --------------------         ----------

Norman Birmingham                       1,050,000                   6.03%
International Commerce and
Finance, Inc.                           7,970,000                  40.55%
Daniel L. Hefner                        1,541,110                   8.71%
Union Labor Life
Insurance Company                       1,043,400(A)              100.00%
Robert Maxwell                            723,360                   4.16
All Officers and Directors
as a group (3 persons)                 10,234,470                  53.42%

(A) on as converted basis with voting rights no common has been issued.

CONSULTING AGREEMENTS

     Mission Bay Consultants, Inc. In May 2002 Mission Bay Consulting, Inc. signed a four month agreement and received 200,000 common shares and 220,000 additional common shares for all past services not covered by a contract. On April 2, 1997, the Company entered into a one (1) year Consulting Agreement with Mission Bay Consulting, Inc., a financial public relations firm ("Mission Bay"), for certain financial consulting services. In connection with this Consulting Agreement the Company issued to Mission Bay an option under the Company's 1995 Stock Option Plan to purchase an aggregate of 200,000 shares of common stock, and also issued 28,000 shares of common stock under the 1995 Stock Option Plan. The Company has also agreed to reimburse Mission Bay for its accountable expenses incurred in connection with the Agreement. In September 1997, in consideration of the extension of the Consulting Agreement, 50,000 of said options were cancelled, and the Company issued 50,000 shares of Common Stock to Mission Bay Consulting under the 1995 Stock Option Plan. In January 1998, the Company issued 9,500 shares to Randy Beimel, an employee of Mission Bay Consulting, in consideration of services rendered outside of the scope of the Consulting Agreement. In June 1999 the Company issued an additional 50,000 Options for additional services rendered outside of the contract. In March 2000 the Company issued 10,000 additional options for services rendered to Mr. Beimel.

RELATED PARTY LOANS

     None

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Bella, Hermida, Gilman, Hancock and Mueller L.L.C. served as the Company's independent certified public accountants for the year ended February 28, 2002. They informed the Company of their resignation June 12, 2002. Pender Newkirk and Company were engaged on June 13, 2002.

ANNUAL REPORT

     ANY PERSON FROM WHOM PROXIES FOR THIS MEETING ARE SOLICITED MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002, INCLUDING THE FINANCIAL STATEMENTS THEREIN AND THE RELATED SCHEDULES, BY WRITING THE COMPANY AT 1400 CHAMBER DR, BARTOW, FL 33830 ATTENTION: SECRETARY. ANY SUCH REQUEST FROM A BENEFICIAL OWNER OF STOCK NOT REGISTERED IN HIS NAME MUST CONFIRM THAT HE WAS A BENEFICIAL OWNER OF SUCH STOCK ON THE RECORD DATE.

STOCKHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next annual meeting of stockholders must be received by the Company at 1400 Chamber Dr., Bartow, FL 33830, on or before March 1, 2003 for inclusion in the proxy material for said meeting.

OTHER BUSINESS

     It is not anticipated that any business other than as set forth hereinabove will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy in accordance with their best judgment on such business.

Items included with this proxy solicitation:

The American Commerce Solutions, Inc. Form 10-KSB/A for the year ended February 28, 2002

The American Commerce Solutions, Inc. Form 10-QSB for the six months ended August 31, 2002

                        AMERICAN COMMERCE SOLUTIONS, INC.
                         Annual Meeting of Stockholders
                                December 17, 2002

The undersigned hereby appoints Frank Puissegur and Robert E. Maxwell, or either one of them, as proxy or proxies for the undersigned, with full powers of substitution, to vote at the Annual Meeting of Stockholders to be held on Tuesday, DECEMBER 17, 2002 at 10:00 a.m., local time, at the offices of the Company, 1400 Chamber Dr, Bartow, FL and at any and all adjournments thereof, according to the number of votes that the undersigned would be entitled to cast with all powers the undersigned would possess if personally present at said meeting. This proxy may be exercised to vote for the following purposes:

1.   FOR  [ ]                                              AGAINST  [ ]
     the election of all of the following nominees listed below as Directors of the Company:

     Robert E. Maxwell
     Daniel L. Hefner
     Frank D. Puissegur

     If you do not wish your shares be voted "FOR" a particular nominee, mark "AGAINST" above and strike a line through the name(s) of the person(s)for whose election you do not wish to consent.

2.   FOR [ ]       WITHHOLD AUTHORITY TO VOTE ON [ ]       AGAINST  [ ]

     The proposal to approve an amendment to the Company's 1995 Stock Option Plan, which would increase the number of shares eligible for issuance under the Plan by 1,500,000 shares to 3,500,000 shares.

3.   FOR [ ]       WITHHOLD AUTHORITY TO VOTE ON [ ]       AGAINST  [ ]
     The proposal to approve Pender, Newkirk and Company as auditors for the fiscal year ending February 28, 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL

     The undersigned hereby ratifies and confirms all that said proxy or proxies, or substitutes, may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. Receipt of the Notice of Meeting, Proxy Statement and Annual Report is hereby acknowledged.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS ABOVE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS SET FORTH ABOVE.

                                            Dated: _______________________, 2002

                                                   ________________________ L.S.

     Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the stockholder is a corporation, the office of the person signing should be indicated.

                        Please sign, date and mail today.
   This proxy is solicited on behalf of the Board of Directors of the Company.